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                              ATRIUM COMPANIES, INC.,
                                     AS ISSUER,

                            R.G. DARBY COMPANY - SOUTH,
                              AS SUBSIDIARY GUARANTOR,

                                        AND

                      UNITED STATES TRUST COMPANY OF NEW YORK,
                                     AS TRUSTEE

                         -----------------------------------


                                  AMENDMENT NO. 3

                            DATED AS OF JANUARY 28, 1999

                                       TO THE

                                     INDENTURE

   DATED AS OF NOVEMBER 27, 1996 AND AMENDED AS OF MARCH 23, 1998 AND OCTOBER 2,
                                        1998

                         -----------------------------------

                                    $100,000,000

                     10 1/2% SENIOR SUBORDINATED NOTES DUE 2006

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     AMENDMENT NO. 3, dated as of January 28, 1999 ("Amendment No. 3"), to the
INDENTURE, dated as of November 27, 1996 and amended as of March 23, 1998 and as of October 2, 1998 (the "Indenture"), among ATRIUM COMPANIES, INC., a Delaware Corporation, as Issuer (the "Company"), R.G. DARBY COMPANY - SOUTH, a Delaware corporation (the "Additional Subsidiary Guarantor"), and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation, as trustee (the "Trustee").

     Capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture.

     Each party hereto agrees for the benefit of the other parties hereto and for the equal and ratable benefit of the Holders of the Company's 10 1/2% Senior Subordinated Notes due 2006 to amend, pursuant to Section 9.1(a)(5) of the Indenture, the Indenture as follows:

     1. The Additional Subsidiary Guarantor is a direct wholly-owned subsidiary of Door Holdings, Inc., a Delaware corporation ("Door"). Door is a direct wholly-owned subsidiary of the Company. Pursuant to Section 11.7 of the Indenture, the Additional Subsidiary Guarantor hereby agrees to guarantee the obligations of the Company under the Indenture as set forth in Article XI of the Indenture by virtue of its execution of this Amendment No. 3 and hereby agrees that the defined term "Subsidiary Guarantor" contained in Section 1.1 of the Indenture shall be deemed to include the Additional Subsidiary Guarantor.

     2. This Amendment No. 3 supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Securities issued thereunder shall continue in full force and effect.

     3. This Amendment No. 3 may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

     4. This Amendment No. 3 shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflict of laws thereunder.

     5. The Trustee shall not be responsible for any recital herein, as such recitals shall be taken as statements of the Company, or the validity of the execution by the Additional Subsidiary Guarantor of this Amendment No. 3. The Trustee makes no representation as to the validity or sufficiency of this Amendment No. 3.

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 3 to the Indenture to be duly executed and attested as of the date and year first written above.


                                        ATRIUM COMPANIES, INC.


                                        By:
                                               -----------------------------
                                        Name:
                                               -----------------------------
                                        Title:
                                               -----------------------------


                                        ADDITIONAL SUBSIDIARY GUARANTOR:


                                        R.G. DARBY COMPANY-SOUTH


                                        By:
                                               -----------------------------
                                        Name:
                                               -----------------------------
                                        Title:
                                               -----------------------------


                                        TRUSTEE:

                                        UNITED STATES TRUST COMPANY
                                        OF NEW YORK


                                        By:
                                               -----------------------------
                                        Name:
                                               -----------------------------
                                        Title:
                                               -----------------------------